UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)

(408) 830-9742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                  On May 9, 2013, the independent directors of the Board of Directors (the “Board”) of Alpha and Omega Semiconductor Limited (the “Company”) approved a special bonus in the aggregate amount of $200,000 for Mary L. Dotz, the Chief Financial Officer of the Company, payable as follows: $100,000 will be payable on August 9, 2013, provided she continues her employment as the Chief Financial Officer (“CFO”) of the Company through such date. The remaining $100,000 will be payable in 3 equal monthly installments upon her completion of each month of employment as the CFO over the subsequent 3 month period from September 2013 to November 2013.  The bonus will be subject to earlier payment upon a termination of Ms. Dotz’s employment by the Company without cause prior to November 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013

Alpha and Omega Semiconductor Limited
By:	/s/ Mike F. Chang
Mike F. Chang, Ph.D.
Chief Executive Officer